Exhibit 10.1

FIRST AMENDMENT TO

MANAGEMENT AGREEMENT

FIRST AMENDMENT, dated as of May 8, 2019 (this “Amendment”), to that certain Management Agreement, dated as of February 14, 2019 (the “Management Agreement”), by and between CIDM LLC, a Delaware limited liability company (the “Manager”), and CCUR Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Manager and the Company desire to amend the Management Agreement to, among other things, alter the compensation paid to the Manager and the method of payment of such compensation by the Company; and

WHEREAS, pursuant to Section 26 of the Management Agreement, the Management Agreement may be amended in writing, which writing is executed by each of the Manager and the Company.

NOW, THEREFORE, it is hereby agreed as follows:

1.                  Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Management Agreement.

2.                  Amendments to Management Agreement.

2.1.            Section 6(a) of the Agreement is hereby amended and restated in its entirety and replaced with the following:

“For the Manager’s services under this Agreement, the Company agrees to pay to the Manager the consideration set forth in Schedule A, which shall constitute all fees and expense reimbursement due to the Manager hereunder.”

2.2.            Section 6(c) of the Agreement is hereby amended such that the words “within thirty (30) calendar days” is deleted and replaced with the following:

“on or within three calendar days of the Company’s filing of its next quarterly or annual report (i.e., 10-Q, 10-K), as applicable,”

2.3.            The “Expenses.” section of Schedule A to the Management Agreement is hereby amended and restated in its entirety and replaced with the following:

“Expenses.

The Company shall pay (or cause to be paid) to the Manager, on a quarterly basis in arrears, a cash payment of $50,000, which payment will be in full satisfaction of any obligation that the Company has under this Agreement or otherwise with respect to the payment or reimbursement of expenses of the Manager.”

2.4.            The “Method of Payment.” section of Schedule A to the Management Agreement is hereby amended and restated in its entirety and replaced with the following:

“Method of Payment.

Except with respect to payments contemplated by the “Expenses” section above, which shall be made in cash to an account designated by the Manager, the Company shall pay any amounts payable to the Manager hereunder, including without limitation the Performance Fee and the Management Fee, via a grant of stock appreciation rights in the form attached as Exhibit A hereto (“SAR Grant”). The Cash value of a SAR Grant for the purpose of determining the amount by which it reduces the fees payable under this Agreement shall equal the Base Price (as defined in the SAR Grant) multiplied by the number of Appreciation Rights (as defined in the SAR Grant) granted pursuant to such SAR Grant.”

2.5.            The third sentence of Section 1 of Exhibit A of the Management Agreement, which formally read “The “Base Price” means $[●]1.” (and including the text of the footnote thereto), is hereby amended and restated in its entirety and replaced with the following:

“The “Base Price” means $0.01.”

3.                  No Other Changes. Except as expressly provided herein, no term or provision of the Management Agreement shall be amended, modified or supplemented, and each term and provision of the Management Agreement is hereby ratified and shall remain in full force and effect.

4.                  Governing Law. The validity, performance, construction and effect of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law.

5.                  Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CCUR HOLDINGS, INC.

By:	/s/ Wayne Barr, Jr.
Name:	Wayne Barr, Jr.
Title	CEO & President

By:	/s/ Warren Sutherland
Name:	Warren Sutherland
Title:	CFO

CIDM LLC

By:	/s/ Julian Singer
Name:	Julian Singer
Title:	Member

[Signature Page to First Amendment to Management Agreement]